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                                                                   Exhibit 10.13


                                 PROMISSORY NOTE


$63,000                                          Medford, Massachusetts
                                                 November 4, 1993


     FOR VALUE RECEIVED, the undersigned, Joseph C. Hogan, Jr., of Belmont, Massachusetts (the "Borrower"), hereby promises to pay to the order of ArQule Partners, L.P., a Delaware limited partnership with its principal place of business at 200 Boston Avenue, Medford, Massachusetts (the "Payee"), the principal sum of Sixty Three Thousand Dollars ($63,000), with interest on all unpaid principal, from the date hereof, at a rate of Three and Sixty Eight One Hundredths (3.68%) per cent, compounded annually, or the maximum rate of interest, if lower, permitted by then-applicable state law. Interest shall be calculated on the basis of a 365 day year and accruing on the unpaid principal balance for the actual number of days elapsed. As used in this Note, the word "holder" shall mean the Payee or any endorsee in possession of this Note, or the bearer if this note becomes payable to bearer.

     The principal sum and accrued interest shall be due and payable on November 3, 1996, unless payment becomes due earlier or is extended in accordance with other provisions of this Note. All payments shall be made at the principal office of the Payee, or at such other place as the holder may designate. Payments shall first be applied to unpaid accrued interest, with the remainder applied to outstanding principal; provided, however, that if the holder has incurred any expenses of collection in enforcing this Note, as described below, then any payments shall first be applied to such expenses. This Note may be prepaid in whole or in part without premium or penalty.

     Upon termination of employment of the Borrower with the Payee, the entire unpaid principal balance and all unpaid accrued interest hereunder shall become due and payable within thirty (30) days after the effective date of such termination. Upon the prior written consent of the holder of this Note, the payment date of November 3, 1996 may be extended by such holder until such date as the holder shall specify in its written consent.

     To the fullest extent permitted by applicable law, the Borrower hereby (a) waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, or enforcement of or under this Note, and (b) agrees to pay to the holder, on demand, all costs and expenses of collection, including without limitation reasonable attorneys fees and legal expenses, incurred by the holder in enforcing note, whether or not litigation is commenced.


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     No failure by the holder to exercise, nor delay by the holder in exercising, any right or remedy under this Note shall operate as a waiver thereof or of any other right of remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy. Acceptance by the holder of any payment after demand shall not constitute a waiver of any rights of the holder.

     A record of all payments of interest and principal shall be kept on separate records of the holder and no such record need be made or kept on this Note.

     This Note shall take effect as an instrument under seal and shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts.


                                          /s/ Joseph C. Hogan, Jr.
                                          ----------------------------------
                                          Joseph C. Hogan, Jr.


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